UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 22, 2015

                       MELA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Buckhout Street, Suite 1 Irvington, New York	10533
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 591-3783

                                                      N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Assets from PhotoMedex, Inc.

On June 22, 2015, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with PhotoMedex Inc. and PhotoMedex Technology, Inc. pursuant to which the Company has purchased the XTRAC and VTRAC laser business from PhotoMedex, Inc. (the “Asset Purchase”) for $42.5 million in cash and assumed certain business-related liabilities. The purchased assets include all of the accounts receivable, inventory and fixed and intangible assets of the business.

The Financing

On June 22, 2015, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and related financing documents with entities affiliated with existing institutional investors in the Company providing for the issuance of $42.5 million aggregate principal amount (the “Financing”) of senior secured notes (the “Notes”), senior secured convertible debentures (the “Debentures”) and warrants (the “Warrants”) to purchase 3.0 million shares of common stock at an exercise price of $0.75 per share. The Company sold $10.0 million aggregate principal amount of Notes bearing interest at 9% per year with a maturity date of the earlier of 30 days after the Company obtains stockholder approval of stock issuances under the Debentures and the Warrants or November 30, 2015. The Company also issued $32.5 million aggregate principal amount of Debentures that, subject to certain ownership limitations and stockholder approval conditions, will be convertible into approximately 43.3 million shares of Company common stock at an initial conversion price of $0.75 per share. The Debentures bear interest at the rate of 2.25% per year, and, unless previously converted, will mature on the five-year anniversary of the date of issuance. Under the terms of the Debentures and the Warrants, the issuances of shares of the common stock upon conversion of the Debentures and upon exercise of the Warrants are subject to stockholder approval of such issuances and an amendment to the Company’s certificate of incorporation to increase the Company’s authorized shares of common stock. Upon receipt of stockholder approval, the Company has also agreed to reprice outstanding warrants held by certain investors to reduce the exercise price to $0.75 per share.

The proceeds of the Financing were used to pay the purchase price of the Assets acquired under the Asset Purchase Agreement.

The Notes, Debentures and Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Debentures and the Warrants are also subject to certain ownership limitations. The Warrants will expire five years from the date of issuance.

The Company has also entered into a Registration Rights Agreement with the investors pursuant to which the Company is obligated to file one or more registration statements with the Securities and Exchange Commission to register the resale of the shares of common stock issuable upon conversion of the Debentures and upon exercise of the Warrants.

The Company’s obligations under the Debentures and the Notes are secured by a first priority lien on all of the Company’s assets, except for the Company’s intellectual property assets for which it has a second lien, pursuant to the terms of a security agreement (“Security Agreement”) dated June 22, 2015 among the Company and the investors.

Pursuant to the Securities Purchase Agreement, until the date that no Debentures, Notes or Warrants remain outstanding, the investors have the right, but not the obligation, to participate in any financing that the Company undertakes, up to 50% of the aggregate amount of securities being offered.

The foregoing descriptions of the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement, the Asset Purchase Agreement, the Warrants, the Notes and the Debentures are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 4.1, 4.2 and 4.3, respectively, which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Asset Purchase Agreement, on June 22, 2015, the Company completed the acquisition from PhotoMedex Inc. and PhotoMedex Technology, Inc. of the XTRAC and VTRAC laser business from PhotoMedex, Inc. for $42.5 million in cash and the assumption of certain business-related liabilities. The purchased assets include all of the accounts receivable, inventory and fixed and intangible assets of the business. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On June 22, 2015, the Company agreed to issue $32.5 million in principal amount of Debentures and $10.0 million in principal amount of Notes pursuant to the terms of the Securities Purchase Agreement. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 22, 2015, the Company issued the Debentures, the Notes and the Warrants under the Securities Purchase Agreement in a transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act.

Item 8.01.	Other Events.

On June 23, 2015, the Company issued a press release announcing the Asset Purchase and the Financing. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired:

1.     Audited Combined Carve-Out XTRAC/VTRAC Division (A Carve-Out of Photomedex, Inc.) combined balance sheets as of December 31, 2014 and 2013, and the related combined statements of comprehensive (loss) income, invested equity and cash flows for the years then ended, and the related notes to the combined carve-out financial statements.

2.      Unaudited Combined Carve-Out XTRAC/VTRAC Division (A Carve-Out of Photomedex, Inc.) condensed combined balance sheets as March 31, 2015 (unaudited) and December 31, 2014 (audited) and the related condensed combined statements of comprehensive loss, invested equity and cash flows for the three months ended March 31, 2015 and 2014, and the related notes to the condensed combined carve-out financial statements

(b)      Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Form 8-K current report within the time period provided in Item 9.01(a)(4) of Form 8-K.

(c)      None.

(d)      Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of 9.0% Senior Secured Notes.

4.3	Form of 2.25% Senior Secured Convertible Debenture.

10.1	Form of Securities Purchase Agreement dated as of June 22, 2015 by and among the Company and parties identified on the signature pages thereto.

10.2	Registration Rights Agreement dated as of June 22, 2015 by and among the Company and parties identified on the signature pages thereto.

10.3	Security Agreement dated as of June 22, 2015 by and among the Company and parties identified on the signature pages thereto.

10.4	Asset Purchase Agreement dated as of June 22, 2015 by and among the Company and parties identified on the signature pages thereto.

10.5	Warrant Amendment Agreement dated as of June 22, 2015 by and among the Company and parties identified on the signature pages thereto.

99.1	Press Release dated June 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA SCIENCES, INC.

By:	/s/ Robert W. Cook
Robert W. Cook,
Chief Financial Officer

Date: June 23, 2015

COMBINED CARVE-OUT FINANCIAL STATEMENTS PHOTOMEDEX, INC. XTRAC/VTRAC DIVISION

F-1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS Board of Directors PhotoMedex, Inc.	Fahn Kanne & Co. Head Office Levinstein Tower 23 Menachem Begin Road Tel-Aviv 66184, ISRAEL P.O.B. 36172, 61361 T +972 3 7106666 F +972 3 7106660 www.gtfk.co.il

We have audited the accompanying combined carve-out financial statements of the XTRAC/VTRAC division (a carve-out of PhotoMedex Inc.) (the “Division”), which comprise the combined balance sheets as of December 31, 2014 and 2013, and the related combined statements of comprehensive (loss) income, invested equity and cash flows for the years then ended, and the related notes to the combined carve-out financial statements.

Management’s responsibility for the combined carve-out financial statements

Management is responsible for the preparation and fair presentation of these combined carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined carve-out financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined carve-out financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined carve-out financial statements referred to above present fairly, in all material respects, the financial position of the XTRAC/VTRAC division as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

F-2

Emphasis of matter

As discussed in Note 1, the Division is an integrated business of PhotoMedex Inc. and is not a standalone entity. The combined carve-out financial statements of the Division reflect the assets, liabilities, revenues and expenses directly attributable to the Division, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in invested equity and cash flows of the Division on a standalone basis and do not necessarily reflect the combined financial position, results of operations, changes in invested equity and cash flows of the Division in the future or what they would have been had the Division been a separate, standalone entity during the periods presented. Our opinion is not modified with respect to this matter.

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel-Aviv, Israel
May 27, 2015

F-3

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX, INC.)

COMBINED BALANCE SHEETS

(In thousands)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$255	$-
Accounts receivable, net of allowance for doubtful accounts of $133 and $163, respectively	4,336	2,481
Inventories	2,270	4,601
Prepaid expenses and other current assets	269	178
Total current assets	7,130	7,260

Property and equipment, net	12,391	8,787
Goodwill	1,632	1,632
Patents and licensed technologies, net	4,859	6,089
Other intangible assets, net	2,574	2,944
Other assets, net	40	40
Total assets	$28,626	$26,752

LIABILITIES AND INVESTED EQUITY

Current liabilities:
Current portion of notes payable	$57	$57
Accounts payable	1,776	1,773
Accrued compensation and related expenses	408	542
Other accrued liabilities	402	434
Deferred revenues	140	223
Total current liabilities	2,783	3,029

Long-term liabilities:
Notes payable, net of current maturities	25	82
Other accrued liabilities	96	57
Total liabilities	2,904	3,168

Commitment and contingencies (Note 9)

Invested equity:
Net investment in division	25,755	23,584
Accumulated other comprehensive loss	(33)	-
Total invested equity	25,722	23,584
Total liabilities and invested equity	$28,626	$26,752

The accompanying notes are an integral part of these combined financial statements.

F-4

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX, INC.)

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	For the Year Ended December 31,
	2014	2013

Revenues	$30,582	$21,637

Cost of revenues	12,155	10,989

Gross profit	18,427	10,648

Operating expenses:
Engineering and product development	1,266	1,179
Selling and marketing	13,040	9,439
General and administrative	3,960	4,359
	18,266	14,977
Income (loss) from operations before interest and other financing expense, net	161	(4,329)

Interest and other financing expense, net	(15)	-
Income (loss) from operations before income taxes	146	(4,329)

Income tax expense	-	-

Net income (loss)	$146	$(4,329)

Other comprehensive loss:
Foreign currency translation adjustments	$(33)	$-

Comprehensive income (loss)	$113	$(4,329)

The accompanying notes are an integral part of these combined financial statements.

F-5

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX, INC.)

COMBINED STATEMENTS OF CHANGES IN INVESTED EQUITY

(In thousands)

	Net investment in Division	Accumulated Other Comprehensive Loss	Total

Balance, January 1, 2013	$18,695	$-	$18,695

Stock-based compensation	1,578	-	1,578

Net loss	(4,329)	-	(4,329)

Net contributions from PhotoMedex	7,640	-	7,640

Balance, December 31, 2013	23,584	-	23,584

Stock-based compensation	1,446	-	1,446

Net income	146	-	146

Other comprehensive loss	-	(33)	(33)

Net contributions from PhotoMedex	579	-	579

Balance, December 31, 2014	$25,755	$(33)	$25,722

The accompanying notes are an integral part of these consolidated combined financial statements.

F-6

XTRAC/VTRAC DIVISION (A CARVE OUT OF PHOTOMEDEX, INC.)

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2014	2013
Cash Flows From Operating Activities:
Net income (loss)	$146	$(4,329)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,872	4,080
Provision for doubtful accounts	68	142
Stock-based compensation	1,446	1,578
Changes in operating assets and liabilities:
Accounts receivable	(1,924)	(741)
Inventories	2,332	(2,640)
Prepaid expenses and other assets	(91)	(71)
Accounts payable	4	1,000
Accrued compensation and related expenses	(134)	(55)
Other accrued liabilities	7	(355)
Deferred revenues	(83)	(578)
Net cash provided by (used in) operating activities	6,643	(1,969)

Cash Flows From Investing Activities:
Purchases of property and equipment	(112)	(147)
Lasers placed into service	(6,765)	(5,476)
Net cash used in investing activities	(6,877)	(5,623)

Cash Flows From Financing Activities:
Payments on notes payable	(57)	(48)
Net contributions from PhotoMedex	579	7,640
Net cash provided by financing activities	522	7,592

Effect of exchange rate changes on cash	(33)	-
Net increase in cash and cash equivalents	255	-
Cash and cash equivalents, beginning of year	-	-

Cash and cash equivalents, end of year	$255	$-

The accompanying notes are an integral part of these consolidated combined financial statements.

F-7

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Note 1

The Division and Summary of Significant Accounting Policies:

The Division:

Background

PhotoMedex, Inc. XTRAC/VTRAC division (the “Division”) is a part of two reportable segments within PhotoMedex, Inc. (“PhotoMedex”) providing integrated disease management and aesthetic solutions to dermatologists that address skin diseases and conditions including psoriasis and vitiligo. As a Division, standalone financial statements were not historically prepared. The accompanying combined carve-out financial statements of the Division have been derived from PhotoMedex’s historical accounting records and are presented on a standalone basis as if the operations had been conducted independently from PhotoMedex. No direct ownership relationship existed among all of the various legal entities comprising the division. Accordingly, PhotoMedex’s net investment in these operations is shown in lieu of stockholders’ equity in the combined carve-out financial statements. The combined carve-out financial statements include the assets, liabilities, revenues and expenses of the legal entities that are considered to comprise the division.

The Division is comprised of certain standalone legal entities for which discrete financial information was available, as well as portions of legal entities for which discrete financial information was not available. Discrete financial information was not available as PhotoMedex did not record every transaction at the division level, but rather at the PhotoMedex level. For shared entities for which discrete financial information was not available, allocation methodologies were applied to certain accounts to allocate amounts to the Division. The combined statements of comprehensive income (loss) include all revenues and costs directly attributable to the Division, including costs for facilities, functions and services used by the Division. Costs for certain functions and services performed by centralized PhotoMedex organizations were directed charged to the Division based on usage or other allocation methods.

PhotoMedex does not maintain separate cash management for divisions. Accordingly, cash and cash equivalents, debt and interest expense have not been allocated to the Division in the combined financial statements. Transactions between the Division and PhotoMedex were accounted for through PhotoMedex’s net investment in the Division. Cash and cash equivalents in the combined balance sheet represent cash and cash equivalents held locally by certain foreign entities included as part of the Division. PhotoMedex’s current and long-term debt was not pushed down to the Division’s combined financial statements because it was not specifically identifiable to the Division.

All of the allocations and estimates in the combined financial statements were based on assumptions that the management of PhotoMedex believed were reasonable. However, the combined financial statements included herein may not be indicative of the financial position, results of operations and cash flows of the Division in the future or if the Division had been a separate, standalone entity during the periods presented.

Summary of Significant Accounting Policies:

Accounting Principles

The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of the combined carve-out financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires management to make estimates and assumptions that affect amounts reported of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates and be based on events different from those assumptions. As of December 31, 2014, the more significant estimates include revenue recognition, including valuation allowances of accounts receivable.

F-8

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Fair Value Measurements

The Division measures and discloses fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Division has the ability to access as of the measurement date.

•	Level 2 – pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

•	Level 3 – pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Fair value is determined using comparable market transactions and other valuation methodologies, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

This hierarchy requires the Division to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents are based on its demand value, which is equal to its carrying value. The estimated fair values of notes payable, short-term and long-term debt are based on borrowing rates that are available to the Division for loans with similar terms, collateral and maturity approximate the carrying values. Additionally, the carrying value of all other monetary assets and liabilities is estimated to be equal to their fair value due to the short-term nature of these instruments.

Derivative financial instruments are measured at fair value, on a recurring basis. The fair value of derivatives generally reflects the estimated amounts that the Division would receive or pay to terminate the contracts at the reporting dates, based on the prevailing currency prices and the relevant interest rates. Such measurement is classified within Level 2.

In addition to items that are measured at fair value on a recurring basis, there are also assets and liabilities that are measured at fair value on a nonrecurring basis. Assets and liabilities that are measured at fair value on a nonrecurring basis include certain long-lived assets including goodwill. As such, we have determined that each of these fair value measurements reside within Level 3 of the fair value hierarchy.

Accounts Receivable

The majority of the Division’s accounts receivable are due from consumers, distributors (domestic and international), physicians and other entities in the medical field. Accounts receivable are most often due within 30 to 90 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Division determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Division’s previous loss history, the customer’s current ability to pay its obligation to the Division and available information about their credit risk, and the condition of the general economy and the industry as a whole. The Division writes off accounts receivable when they are considered uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Division does not recognize interest accruing on accounts receivable past due.

F-9

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Inventories

Inventories are stated at the lower of cost or market. Cost is determined to be purchased cost for raw materials and the production cost (materials, labor and indirect manufacturing cost, including sub-contracted work components) for work-in-process and finished goods. Cost is determined on the first-in, first-out method. Throughout the laser manufacturing process, the related production costs are recorded within inventory. Work-in-process is immaterial, given the typically short manufacturing cycle, and therefore is disclosed in conjunction with raw materials.

The Division's equipment for the treatment of skin disorders (e.g. the XTRAC for psoriasis or vitiligo) will either (i) be placed in a physician's office and remain the property of the Division (at which date such equipment is transferred to property and equipment) or (ii) be sold to distributors or physicians directly. The cost to build a laser, whether for sale or for placement, is accumulated in inventory.

Reserves for slow moving and obsolete inventories are provided based on historical experience and product demand. Management evaluates the adequacy of these reserves periodically based on forecasted sales and market trend.

Property, Equipment and Depreciation

Property and equipment are recorded at cost, net of accumulated depreciation. Excimer lasers-in-service are depreciated on a straight-line basis over the estimated useful life of five years. For other property and equipment, depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, primarily three to seven years for computer hardware and software, furniture and fixtures, and machinery and equipment. Leasehold improvements are amortized over the lesser of the useful lives or lease terms. Expenditures for major renewals and betterments to property and equipment are capitalized, while expenditures for maintenance and repairs are charged as an expense as incurred. Upon retirement or disposition, the applicable property and equipment amounts are deducted from the accounts and any gain or loss is recorded in the statements of combined comprehensive (loss) income. Useful lives are determined based upon an estimate of either physical or economic obsolescence or both.

Management evaluates the realizability of property and equipment based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of December 31, 2014, no such write-down was required (see Impairment of Long-Lived Assets and Intangibles).

Patent Costs and Licensed Technologies

Costs incurred to obtain or defend patents and licensed technologies are capitalized and amortized over the shorter of the remaining estimated useful lives or 8 to 12 years. Core and product technology was also recorded in connection with the XTRAC/VTRAC division and is being amortized on a straight-line basis over 10 years for core technology and 5 years for product technology. (See Note 5 Patent and Licensed Technologies).

Management evaluates the recoverability of intangible assets based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of December 31, 2014, no such write-down was required. (See Impairment of Long-Lived Assets and Intangibles).

Other Intangible Assets

The other intangible assets which were determined to have definite useful lives are being amortized on a straight-line basis over ten years. Such assets primarily include customer relationships and trademarks. (See Note 6, Goodwill and Other Intangible Assets).

Management evaluates the recoverability of such other intangible assets based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of December 31, 2014 no such write-down was required. (See Impairment of Long-Lived Assets and Intangibles).

F-10

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Accounting for the Impairment of Goodwill

The Division evaluates the carrying value of goodwill annually at the end of the calendar year and also between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit to which goodwill was allocated to below its carrying amount. Such circumstances could include, but are not limited to: (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. Goodwill impairment testing involves a two-step process. Step 1 compares the fair value of the Division’s reporting units to which goodwill was allocated to their carrying values. If the fair value of the reporting unit exceeds its carrying value, no further analysis is necessary. The reporting unit fair value is based upon consideration of various valuation methodologies, including guideline transaction multiples, multiples of current earnings, and projected future cash flows discounted at rates commensurate with the risk involved. If the carrying amount of the reporting unit exceeds its fair value, Step 2 must be completed to quantify the amount of impairment. Step 2 calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible assets, excluding goodwill, of the reporting unit, from the fair value of the reporting unit as determined in Step 1. The implied fair value of goodwill determined in this step is compared to the carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, an impairment loss, equal to the difference, is recognized.

Accrued Warranty Costs

The Division offers a standard warranty on product sales generally for a one to two-year period. In the case of domestic sales of XTRAC lasers, however, the Division has offered longer warranty periods, ranging from three to four years, in order to meet competition or meet customer demands. The Division provides for the expected cost of estimated future warranty claims on the date the product is sold. Total accrued warranty is included in other accrued liabilities on the combined balance sheets. The activity in the warranty accrual during the years ended December 31, 2014 and 2013 is summarized as follows:

	December 31,
	2014	2013
Accrual at beginning of year	$261	$616
Additions charged to warranty expense	467	264
Expiring warranties	(246)	(323)
Claims satisfied	(250)	(296)
Total	232	261
Less: current portion	(136)	(204)
Long term accrued warranty	$96	$57

For extended warranty on the consumer products, see Revenue Recognition below.

Revenue Recognition

The Division recognizes revenues from the product sales when the following four criteria have been met: (i) the product has been delivered and the Division has no significant remaining obligations; (ii) persuasive evidence of an arrangement exists; (iii) the price to the buyer is fixed or determinable; and (iv) collection is reasonably assured. Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, expected returns and cash discounts.

The Division ships most of its products FOB shipping point, although from time to time certain customers, for example governmental customers, will be granted FOB destination terms. Among the factors the Division takes into account when determining the proper time at which to recognize revenue are (i) when title to the goods transfers and (ii) when the risk of loss transfers. Shipments to distributors or physicians that do not fully satisfy the collection criteria are recognized when invoiced amounts are fully paid or fully assured and included in deferred revenues until that time.

For revenue arrangements with multiple deliverables within a single, contractually binding arrangements (usually sales of products with separately priced extended warranty), each element of the contract is accounted for as a separate unit of accounting when it provides the customer value on a stand-alone basis and there is objective evidence of the fair value of the related unit.

F-11

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

With respect to sales arrangements under which the buyer has a right to return the related product, revenue is recognized only if all the following conditions are met: the price is fixed or determinable at the date of sale; the buyer has paid, or is obligated to pay and the obligation is not contingent on resale of the product; the buyer's obligation would not be changed in the event of theft or physical destruction or damage of the product; the buyer has economic substance; the Division does not have significant obligations for future performance to directly bring about resale of the product by the buyer; and the amount of future returns can be reasonably estimated.

Deferred revenues include amounts received with respect to extended warranty maintenance, repairs and other billable services and amounts not yet recognized as revenues. Revenues with respect to such activities are deferred and recognized on a straight-line basis over the duration of the warranty period, the service period or when service is provided, as applicable to each service.

The Division has two distribution channels for its phototherapy treatment equipment. The Division either (i) sells its lasers through a distributor or directly to a physician or (ii) places its lasers in a physician’s office (at no charge to the physician) and generally charges the physician a fee for an agreed upon number of treatments. In some cases, the Division and the customer stipulate to a quarterly or other periodic target of procedures to be performed, and accordingly revenue is recognized ratably over the period.

When the Division places a laser in a physician’s office, it generally recognizes service revenue based on the number of patient treatments performed, or purchased under a periodic commitment, by the physician. Amounts collected with respect to treatments to be performed through laser-access codes that are sold to physicians free of a periodic commitment, but not yet used, are deferred and recognized as a liability until the physician performs the treatment. Unused treatments remain an obligation of the Division because the treatments can only be performed on Division-owned equipment. Once the treatments are performed, this obligation has been satisfied.

The Division defers substantially all revenue from sales of treatment codes ordered by and performed to its customers within the last two weeks of the period in determining the amount of treatments performed by its physician-customers. Management believes this approach closely approximates the actual amount of unused treatments that existed at the end of a period.

Shipping and Handling Costs

Shipping and handling fees billed to customers are reflected as revenues while the related shipping and handling costs are included in selling and marketing expense. To date, shipping and handling costs have not been material.

Product Development Costs

Costs of research, new product development and product redesign are charged to expense as incurred in engineering and product development.

Advertising Costs

Advertising costs are charged to expenses as incurred, and are included in selling and marketing expenses in the combined statements of comprehensive income (loss)

Advertising expenses amounted to approximately $3,460 and $1,799 for the years ended December 31, 2014 and 2013, respectively.

Impairment of Long-Lived Assets and Intangibles

Long-lived assets, such as property and equipment, and definite-lived intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value As of December 31, 2014, no such impairment exists.

F-12

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Income Taxes

For the periods presented, although the Division was included in the consolidated income tax returns of PhotoMedex, the Division’s income taxes are computed and reported under the “separate return method”. Use of the separate return method may result in differences when the sum of the amounts allocated to standalone tax provisions are compared with amounts presented in combined financial statements. Certain tax attributes, e.g., net operating loss carryforwards, which were reflected in the PhotoMedex consolidated financial statements may or may not exist at the standalone Division level. The Division’s financial position and projections have been reviewed given the facts and circumstances as they existed at the historical dates presented. Any resulting net deferred tax assets were evaluated for recoverability and, accordingly, a valuation allowance was provided as it was more likely than not that all or some portion of the deferred tax asset will not be realized.

Adoption of New Accounting Standards

Effective January 1, 2014, the Division adopted Accounting Standard Update 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force) ("ASU 2013-11").

The amendments in ASU 2013-11 state that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows: To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be presented net of deferred tax assets.

ASU 2013-11 applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. For public companies the amendments in this ASU became effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments were applied prospectively to all unrecognized tax benefits that existed at the effective date.

The adoption of the standard did not have a material impact on the Division's combined results of operations and financial condition.

Effective January 1, 2014, the Division adopted Accounting Standards Update 2013-5, Foreign Currency Matters (Topic 830) Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity ("ASU 2013-5").

ASU 2013-5 clarifies that, when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a business (other than a sale of in-substance real estate or conveyance of oil and gas mineral rights) within a foreign entity, the parent is required to apply the guidance in Subtopic 830-30 to release any related cumulative translation adjustment into net income. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. ASU 2013-5 also clarifies that if the business combination achieved in stages relates to a previously held equity method investment (step-acquisition) that is a foreign entity, the amount of accumulated other comprehensive income that is reclassified and included in the calculation of gain or loss shall include any foreign currency translation adjustment related to that previously held investment.

For public companies, the amendments in this Update became effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. In accordance with the transition requirements, the amendments were applied prospectively to derecognition events occurring after the effective date. Prior periods are not required be adjusted.

The adoption of the standard did not have a material impact on the Division's combined results of operations and financial condition.

F-13

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Recently Issued Accounting Standards

In May 2014, The FASB issued Accounting Standard Update 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09").

ASU 2014-09 outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 also requires entities to disclose sufficient information, both quantitative and qualitative, to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

An entity should apply the amendments in this ASU using one of the following two methods: 1. Retrospectively to each prior reporting period presented with a possibility to elect certain practical expedients, or, 2. Retrospectively with the latter transition method, it also should provide certain additional disclosures.

For a public entity, the amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period (the first quarter of fiscal year 2017 for the Division). Early application is not permitted. The Division is in the process of assessing the impact, if any, of ASU 2014-09 on its combined financial statements.

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern ("ASU 2014-15"). ASU 2014-15 provide guidance on management’s responsibility in evaluating whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). ASU 2014-15 also provide guidance related to the required disclosures as a result of management evaluation.

The amendments in ASU 2014-15 are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Note 2

Relationship with PhotoMedex, Inc.:

The Division businesses were managed and operated in the normal course of business with other affiliates of PhotoMedex, Inc. Accordingly certain shared costs were allocated to the Division and reflected as expenses in the standalone combined financial statements. Management of PhotoMedex considered the allocation methodologies used to be reasonable and appropriate reflections of the historical PhotoMedex expenses attributable to the Division for purposes of the standalone combined financial statements of the Division; however, the expenses reflected in the combined financial statements may not be indicative of the actual expenses that would be have been incurred during the periods presented if the Division had operated as a separate, standalone entity. In addition, the expenses reflected in the combined financial statements may not be indicative of related expenses that will be incurred in the future.

Except for the foreign entities included in the Division, the Division’s cash management was part of PhotoMedex’s subsidiary; PhotoMedex Technology, Inc. PhotoMedex Technology Inc. has a centralized cash management and financing program for all divisions and/or segments. As cash was disbursed and received by PhotoMedex (through its subsidiary), it was accounted for by the Division through PhotoMedex’s net investment in the Division. All short and long-term debt requirements of the Division were financed by PhotoMedex.

F-14

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Note 3

Inventories:

	December 31,
	2014	2013
Raw materials and work-in-process	$2,116	$4,280
Finished goods	154	321
Total inventories	$2,270	$4,601

Work-in-process is immaterial given the typically short manufacturing cycle, and therefore is disclosed in conjunction with raw materials.

Note 4

Property and Equipment:

	December 31,
	2014	2013
Lasers-in-service	$18,805	$12,389
Equipment, computer hardware and software	228	166
Furniture and fixtures	331	280
Leasehold improvements	36	83
	19,400	12,918
Accumulated depreciation and amortization	(7,009)	(4,131)
Total property and equipment, net	$12,391	$8,787

Related depreciation and amortization expense was $3,272 in 2014 and $2,480 in 2013.

Note 5

Patents and Licensed Technologies, net:

	December 31,
	2014	2013
Gross Amount	$8,600	$8,600

Accumulated amortization	(3,741)	(2,511)

Net Book Value	$4,859	$6,089

Related amortization expense was $1,230 for each of the years ended December 31, 2014 and 2013, respectively.

Estimated amortization expense for amortizable patents and licensed technologies assets for the future periods is as follows:

2015	$1,230
2016	1,199
2017	490
2018	490
2019	490
Thereafter	960
Total	$4,859

F-15

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Note 6

Goodwill and Other Intangible Assets:

Goodwill that arose in connections with the prior period acquisition of businesses that are included in the operations of the Division, in the amount of $1,632, was allocated to the Division. Goodwill reflects the value or premium of the acquisition price in excess of the fair values assigned to specific tangible and intangible assets. Goodwill has an indefinite useful life and therefore is not amortized as an expense, but is reviewed annually for impairment of its fair value to the Division.

The Division has no accumulated impairment losses of goodwill related to the operations as of December 31, 2014.

Set forth below is a detailed listing of other definite-lived intangible assets:

	December 31, 2014			December 31, 2013
	Trademarks	Customer Relationships	Total	Trademarks	Customer Relationships	Total
Gross Amount	$2,100	$1,600	$3,700	$2,100	$1,600	$3,700

Accumulated amortization	(639)	(487)	(1,126)	(429)	(327)	(756)

Net Book Value	$1,461	$1,113	$2,574	$1,671	$1,273	$2,944

Related amortization expense was $370 for each of the years ended December 31, 2014 and 2013. Customer Relationships embody the value to the Division of relationships the Division had formed with its customers. Tradename includes the names and various other trademarks associated with the Division’s products (e.g. “XTRAC” and “VTRAC”).

Estimated amortization expense for the above amortizable intangible assets for future periods is as follows:

2015	$370
2016	370
2017	370
2018	370
2019	370
Thereafter	724
Total	$2,574

Note 7

Accrued Compensation and related expenses:

	December 31,
	2014	2013
Accrued payroll and related taxes	$61	$40
Accrued vacation	18	126
Accrued commissions and bonuses	329	376
Total accrued compensation and related expense	$408	$542

F-16

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Note 8

Other Accrued Liabilities:

	December 31,
	2014	2013
Accrued warranty, current, see Note 1	$136	$204
Accrued sales and other taxes	257	207
Other accrued liabilities	9	23
Total other accrued liabilities	$402	$434

Note 9

Commitments and Contingencies:

Leases

The Division has entered into various non-cancelable operating lease agreements for real property and one minor operating lease for personal property. These arrangements expire at various dates through 2015. Rent expense was $458 and $392 for the years ended December 31, 2014 and 2013, respectively. The future annual minimum payments under these leases are as follows:

Year Ending December 31,
2015	$280
Total	$280

Note 10

Income Taxes:

Income tax expense (benefit) for the Division was determined based on the “separate return method” since the Division was included in the consolidated income tax return of PhotoMedex for the periods presented. Any resulting net deferred tax assets were evaluated for recoverability and, accordingly, a 100% valuation allowance was provided as it was more likely than not that all or some portion of the deferred tax asset will not be realized.

Note 11

Significant Customer Concentration:

For the year ended December 31, 2014, revenues to the Division’s international master distributor (GlobalMed Technologies) were $7,141, or 23.3%, of total revenues for such period. For the year ended December 31, 2013, revenues earned from GlobalMed Technologies were $5,367, or 24.8%, of total revenues for such period. At December 31, 2014, the accounts receivable balance from GlobalMed Technologies was $553, or 12.8%, of total net accounts receivable. At December 31, 2013, the accounts receivable balance from GlobalMed Technologies was $221, or 4.8%, of total net accounts receivable.

Note 12

Business Segment and Geographic Data:

The operating segments of the Division, which have been based upon PhotoMedex’s management structure, products and services offered, markets served and types of customers, are as follows: The Physician Recurring segment derives its revenues from the XTRAC procedures performed by dermatologists and on the repair, maintenance and replacement parts on our various products. The Professional segment generates revenues from the sale of equipment, such as lasers. Management reviews financial information presented on an operating segment basis for the purposes of making certain operating decisions and assessing financial performance.

F-17

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

Unallocated operating expenses include costs that are not specific to a particular segment but are general to the division; included are expenses incurred for administrative and accounting staff, general liability and other insurance, professional fees and other similar corporate expenses. Interest and other financing income (expense), net is also not allocated to the operating segments. Unallocated assets include cash and cash equivalents, prepaid expenses and deposits.

The following tables reflect results of operations from our business segments for the periods indicated below:

	Year ended December 31, 2014
	PHYSICIAN RECURRING	PROFESSIONAL	TOTAL
Revenues	$25,557	$5,025	$30,582
Costs of revenues	8,498	3,657	12,155
Gross profit	17,059	1,368	18,427
Gross profit %	66.7%	27.2%	60.3%

Allocated operating expenses:
Engineering and product development	1,004	262	1,266
Selling and marketing expenses	12,734	306	13,040

Unallocated operating expenses	-	-	3,960
	13,737	568	18,266

Income from operations	3,322	800	161

Interest and other financing expense, net	-	-	(15)

Income before taxes	$3,322	$800	$146

	Year ended December 31, 2013
	PHYSICIAN RECURRING	PROFESSIONAL	TOTAL
Revenues	$17,675	$3,962	$21,637
Costs of revenues	7,959	3,030	10,989
Gross profit	9,716	932	10,648
Gross profit %	55.0%	23.5%	49.2%

Allocated operating expenses:
Engineering and product development	938	241	1,179
Selling and marketing expenses	9,108	331	9,439

Unallocated operating expenses	-	-	4,359
	10,046	572	14,977

Income (loss) from operations	(330)	360	(4,329)

Interest and other financing expense, net	-	-	-

Income (loss) before taxes	$(330)	$360	$(4,329)

F-18

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(in thousands)

For the years ended December 31, 2014 and 2013, revenues by geographic area (determined by ship to locations) were as follows:

	Year Ended December 31,
	2014	2013
North America (only United States)	$23,293	$16,165
Asia Pacific [1]	5,188	4,124
Europe (including Israel)	2,061	1,319
South America	40	29
	$30,582	$21,637

[1] Japan	$1,218	$1,115

Note 13

Pending Transaction:

In May 2015, PhotoMedex entered into an asset purchase agreement with Mela Sciences Inc. to purchase the assets of the XTRAC/VTRAC division of PhotoMedex. The transaction is expected to be completed on May 29, 2015.

F-19

UNAUDITED COMBINED CARVE-OUT FINANCIAL STATEMENTS PHOTOMEDEX, INC.

XTRAC/VTRAC DIVISION

F-1

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX, INC.)

CONDENSED COMBINED BALANCE SHEETS

(In thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$200	$255
Accounts receivable, net of allowance for doubtful accounts of $163 and $133, respectively	4,765	4,336
Inventories	2,467	2,270
Prepaid expenses and other current assets	627	269
Total current assets	8,059	7,130

Property and equipment, net	13,258	12,391
Goodwill	1,632	1,632
Patents and licensed technologies, net	4,551	4,859
Other intangible assets, net	2,482	2,574
Other assets, net	40	40
Total assets	$30,022	$28,626

LIABILITIES AND INVESTD EQUITY

Current liabilities:
Current portion of notes payable	$57	$57
Accounts payable	2,762	1,776
Accrued compensation and related expenses	592	408
Other accrued liabilities	501	402
Deferred revenues	295	140
Total current liabilities	4,207	2,783

Long-term liabilities:
Notes payable, net of current maturities	11	25
Other accrued liabilities	141	96
Total liabilities	4,359	2,904

Commitment and contingencies

Invested equity:
Net investment in division	25,696	25,755
Accumulated other comprehensive loss	(33)	(33)
Total invested equity	25,663	25,722
Total liabilities and invested equity	$30,022	$28,626

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

F-2

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX, INC.)

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands) (Unaudited)

	For the Three Months Ended March 31,
	2015	2014

Revenues	$7,476	$6,061

Cost of revenues	3,264	2,884

Gross profit	4,212	3,177

Operating expenses:

Engineering and product development	417	331
Selling and marketing	4,201	3,135
General and administrative	687	1,079
	5,305	4,545

Loss from operations before interest and other financing income, net	(1,093)	(1,368)

Interest and other financing income, net	5	-
Loss from operations before income taxes	(1,088)	(1,368)

Income tax expense	-	-

Net loss	$(1,088)	$(1,368)
Other comprehensive loss:
Foreign currency translation adjustments	$-	$-

Comprehensive loss	$(1,088)	$(1,368)

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

F-3

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX, INC.)

CONDENSED COMBINED STATEMENTS OF CHANGES IN INVESTED EQUITY

(In thousands) (Unaudited)

	Net investment in Division	Accumulated Other Comprehensive Loss	Total

Balance, January 1, 2015	$25,755	$(33)	$25,722

Stock-based compensation	74	-	74

Net loss	(1,088)	-	(1,088)

Net contributions from PhotoMedex	955	-	955

Balance, March 31, 2015	$25,696	$(33)	$25,663

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

F-4

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX, INC.)

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities:
Net loss	$(1,088)	$(1,368)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,372	1,074
Provision for doubtful accounts	44	9
Stock-based compensation	74	403
Changes in operating assets and liabilities:
Accounts receivable	(473)	(372)
Inventories	(197)	306
Prepaid expenses and other assets	(358)	33
Accounts payable	986	(432)
Accrued compensation and related expenses	184	(10)
Other accrued liabilities	143	(5)
Deferred revenues	155	49
Net cash provided by (used in) operating activities	842	(313)

Cash Flows From Investing Activities:
Purchases of property and equipment	(38)	(10)
Lasers placed into service	(1,795)	(1,717)
Net cash used in investing activities	(1,833)	(1,727)

Cash Flows From Financing Activities:
Payments on notes payable	(14)	(14)
Net contributions from PhotoMedex	955	2,054
Net cash provided by financing activities	941	2,040

Effect of exchange rate changes on cash	(5)	-
Net increase in cash and cash equivalents	(55)	-
Cash and cash equivalents, beginning of year	255	-

Cash and cash equivalents, end of year	$200	$-

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

F-5

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Note 1

The Division and Summary of Significant Accounting Policies:

The Division:

Background

PhotoMedex, Inc. XTRAC/VTRAC division (the “Division”) is a part of two reportable segments within PhotoMedex, Inc. (“PhotoMedex”) providing integrated disease management and aesthetic solutions to dermatologists that address skin diseases and conditions including psoriasis and vitiligo. As a Division, standalone financial statements were not historically prepared. The accompanying combined carve-out financial statements of the Division have been derived from PhotoMedex’s historical accounting records and are presented on a standalone basis as if the operations had been conducted independently from PhotoMedex. No direct ownership relationship existed among all of the various legal entities comprising the division. Accordingly, PhotoMedex’s net investment in these operations is shown in lieu of stockholders’ equity in the combined carve-out financial statements. The combined carve-out financial statements include the assets, liabilities, revenues and expenses of the legal entities that are considered to comprise the division.

The Division is comprised of certain standalone legal entities for which discrete financial information was available, as well as portions of legal entities for which discrete financial information was not available. Discrete financial information was not available as PhotoMedex did not record every transaction at the division level, but rather at the PhotoMedex level. For shared entities for which discrete financial information was not available, allocation methodologies were applied to certain accounts to allocate amounts to the Division. The combined statements of comprehensive income (loss) include all revenues and costs directly attributable to the Division, including costs for facilities, functions and services used by the Division. Costs for certain functions and services performed by centralized PhotoMedex organizations were directed charged to the Division based on usage or other allocation methods.

PhotoMedex does not maintain separate cash management for divisions. Accordingly, cash and cash equivalents, debt and interest expense have not been allocated to the Division in the combined financial statements. Transactions between the Division and PhotoMedex were accounted for through PhotoMedex’s net investment in the Division. Cash and cash equivalents in the combined balance sheet represent cash and cash equivalents held locally by certain foreign entities included as part of the Division. PhotoMedex’s current and long-term debt was not pushed down to the Division’s combined financial statements because it was not specifically identifiable to the Division.

All of the allocations and estimates in the combined financial statements were based on assumptions that the management of PhotoMedex believed were reasonable. However, the combined financial statements included herein may not be indicative of the financial position, results of operations and cash flows of the Division in the future or if the Division had been a separate, standalone entity during the periods presented.

Summary of Significant Accounting Policies:

Accounting Principles

Certain information and footnote disclosures normally required or included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been condensed or omitted. The financial information contained herein is unaudited; however, management believes all adjustments have been made that are considered necessary to present fairly the Division’s financial position and operating results for the interim periods. All such adjustments are of a normal recurring nature.

The accompanying combined balance sheet as of December 31, 2014 has been derived from the Division’s audited combined financial statements included elsewhere in this filing.

The results for the three months ended March 31, 2015 are not necessarily indicative of the results to be expected for the year ending December 31, 2015 or for any other interim period or for any future period.

F-6

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Use of Estimates

The preparation of the combined carve-out financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires management to make estimates and assumptions that affect amounts reported of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates and be based on events different from those assumptions. As of March 31, 2015, the more significant estimates include revenue recognition, including valuation allowances of accounts receivable.

Fair Value Measurements

The Division measures and discloses fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Division has the ability to access as of the measurement date.

•	Level 2 – pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

•	Level 3 – pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Fair value is determined using comparable market transactions and other valuation methodologies, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

This hierarchy requires the Division to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents are based on its demand value, which is equal to its carrying value. The estimated fair values of notes payable, short-term and long-term debt are based on borrowing rates that are available to the Division for loans with similar terms, collateral and maturity approximate the carrying values. Additionally, the carrying value of all other monetary assets and liabilities is estimated to be equal to their fair value due to the short-term nature of these instruments.

Derivative financial instruments are measured at fair value, on a recurring basis. The fair value of derivatives generally reflects the estimated amounts that the Division would receive or pay to terminate the contracts at the reporting dates, based on the prevailing currency prices and the relevant interest rates. Such measurement is classified within Level 2.

In addition to items that are measured at fair value on a recurring basis, there are also assets and liabilities that are measured at fair value on a nonrecurring basis. Assets and liabilities that are measured at fair value on a nonrecurring basis include certain long-lived assets including goodwill. As such, we have determined that each of these fair value measurements reside within Level 3 of the fair value hierarchy.

F-7

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Accounts Receivable

The majority of the Division’s accounts receivable are due from consumers, distributors (domestic and international), physicians and other entities in the medical field. Accounts receivable are most often due within 30 to 90 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Division determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Division’s previous loss history, the customer’s current ability to pay its obligation to the Division and available information about their credit risk, and the condition of the general economy and the industry as a whole. The Division writes off accounts receivable when they are considered uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Division does not recognize interest accruing on accounts receivable past due.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined to be purchased cost for raw materials and the production cost (materials, labor and indirect manufacturing cost, including sub-contracted work components) for work-in-process and finished goods. Cost is determined on the first-in, first-out method. Throughout the laser manufacturing process, the related production costs are recorded within inventory. Work-in-process is immaterial, given the typically short manufacturing cycle, and therefore is disclosed in conjunction with raw materials.

The Division's equipment for the treatment of skin disorders (e.g. the XTRAC for psoriasis or vitiligo) will either (i) be placed in a physician's office and remain the property of the Division (at which date such equipment is transferred to property and equipment) or (ii) be sold to distributors or physicians directly. The cost to build a laser, whether for sale or for placement, is accumulated in inventory.

Reserves for slow moving and obsolete inventories are provided based on historical experience and product demand. Management evaluates the adequacy of these reserves periodically based on forecasted sales and market trend.

Accrued Warranty Costs

The Division offers a standard warranty on product sales generally for a one to two-year period. In the case of domestic sales of XTRAC lasers, however, the Division has offered longer warranty periods, ranging from three to four years, in order to meet competition or meet customer demands. The Division provides for the expected cost of estimated future warranty claims on the date the product is sold. Total accrued warranty is included in other accrued liabilities on the combined balance sheets. The activity in the warranty accrual during the years ended December 31, 2014 and 2013 is summarized as follows (unaudited):

	March 31,
	2015	2014
Accrual at beginning of year	$232	$261
Additions charged to warranty expense	185	90
Expiring warranties	(89)	(48)
Claims satisfied	(19)	(64)
Total	309	239
Less: current portion	(168)	(169)
Long term accrued warranty	$141	$70

For extended warranty on the consumer products, see Revenue Recognition below.

F-8

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Revenue Recognition

The Division recognizes revenues from the product sales when the following four criteria have been met: (i) the product has been delivered and the Division has no significant remaining obligations; (ii) persuasive evidence of an arrangement exists; (iii) the price to the buyer is fixed or determinable; and (iv) collection is reasonably assured. Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, expected returns and cash discounts.

The Division ships most of its products FOB shipping point, although from time to time certain customers, for example governmental customers, will be granted FOB destination terms. Among the factors the Division takes into account when determining the proper time at which to recognize revenue are (i) when title to the goods transfers and (ii) when the risk of loss transfers. Shipments to distributors or physicians that do not fully satisfy the collection criteria are recognized when invoiced amounts are fully paid or fully assured and included in deferred revenues until that time.

For revenue arrangements with multiple deliverables within a single, contractually binding arrangements (usually sales of products with separately priced extended warranty), each element of the contract is accounted for as a separate unit of accounting when it provides the customer value on a stand-alone basis and there is objective evidence of the fair value of the related unit.

With respect to sales arrangements under which the buyer has a right to return the related product, revenue is recognized only if all the following conditions are met: the price is fixed or determinable at the date of sale; the buyer has paid, or is obligated to pay and the obligation is not contingent on resale of the product; the buyer's obligation would not be changed in the event of theft or physical destruction or damage of the product; the buyer has economic substance; the Division does not have significant obligations for future performance to directly bring about resale of the product by the buyer; and the amount of future returns can be reasonably estimated.

Deferred revenues include amounts received with respect to extended warranty maintenance, repairs and other billable services and amounts not yet recognized as revenues. Revenues with respect to such activities are deferred and recognized on a straight-line basis over the duration of the warranty period, the service period or when service is provided, as applicable to each service.

The Division has two distribution channels for its phototherapy treatment equipment. The Division either (i) sells its lasers through a distributor or directly to a physician or (ii) places its lasers in a physician’s office (at no charge to the physician) and generally charges the physician a fee for an agreed upon number of treatments. In some cases, the Division and the customer stipulate to a quarterly or other periodic target of procedures to be performed, and accordingly revenue is recognized ratably over the period.

When the Division places a laser in a physician’s office, it generally recognizes service revenue based on the number of patient treatments performed, or purchased under a periodic commitment, by the physician. Amounts collected with respect to treatments to be performed through laser-access codes that are sold to physicians free of a periodic commitment, but not yet used, are deferred and recognized as a liability until the physician performs the treatment. Unused treatments remain an obligation of the Division because the treatments can only be performed on Division-owned equipment. Once the treatments are performed, this obligation has been satisfied.

The Division defers substantially all revenue from sales of treatment codes ordered by and performed to its customers within the last two weeks of the period in determining the amount of treatments performed by its physician-customers. Management believes this approach closely approximates the actual amount of unused treatments that existed at the end of a period.

Shipping and Handling Costs

Shipping and handling fees billed to customers are reflected as revenues while the related shipping and handling costs are included in selling and marketing expense. To date, shipping and handling costs have not been material.

Product Development Costs

Costs of research, new product development and product redesign are charged to expense as incurred in engineering and product development.

F-9

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Advertising Costs

Advertising costs are charged to expenses as incurred and are included in selling and marketing expenses in the combined statements of comprehensive income (loss).

Advertising expenses amounted to approximately $1,355 and $881 for the three months ended March 31, 2015 and 2014, respectively.

Income Taxes

For the periods presented, although the Division was included in the consolidated income tax returns of PhotoMedex, the Division’s income taxes are computed and reported under the “separate return method”. Use of the separate return method may result in differences when the sum of the amounts allocated to standalone tax provisions are compared with amounts presented in combined financial statements. Certain tax attributes, e.g., net operating loss carryforwards, which were reflected in the PhotoMedex consolidated financial statements may or may not exist at the standalone Division level. The Division’s financial position and projections have been reviewed given the facts and circumstances as they existed at the historical dates presented. Any resulting net deferred tax assets were evaluated for recoverability and, accordingly, a valuation allowance was provided as it was more likely than not that all or some portion of the deferred tax asset will not be realized.

Adoption of New Accounting Standards

Effective January 1, 2014, the Division adopted Accounting Standard Update 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force) ("ASU 2013-11").

The amendments in ASU 2013-11 state that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows: To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be presented net of deferred tax assets.

ASU 2013-11 applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. For public companies the amendments in this ASU became effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments were applied prospectively to all unrecognized tax benefits that existed at the effective date.

The adoption of the standard did not have a material impact on the Company's consolidated results of operations and financial condition.

Effective January 1, 2014, the Division adopted Accounting Standards Update 2013-5, Foreign Currency Matters (Topic 830) Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity ("ASU 2013-5").

ASU 2013-5 clarifies that, when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a business (other than a sale of in-substance real estate or conveyance of oil and gas mineral rights) within a foreign entity, the parent is required to apply the guidance in Subtopic 830-30 to release any related cumulative translation adjustment into net income. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. ASU 2013-5 also clarifies that if the business combination achieved in stages relates to a previously held equity method investment (step-acquisition) that is a foreign entity, the amount of accumulated other comprehensive income that is reclassified and included in the calculation of gain or loss shall include any foreign currency translation adjustment related to that previously held investment.

F-10

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

For public companies, the amendments in this Update became effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. In accordance with the transition requirements, the amendments were applied prospectively to derecognition events occurring after the effective date. Prior periods are not required be adjusted.

The adoption of the standard did not have a material impact on the Division's combined results of operations and financial condition.

Recently Issued Accounting Standards

In May 2014, The FASB issued Accounting Standard Update 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09").

ASU 2014-09 outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 also requires entities to disclose sufficient information, both quantitative and qualitative, to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

An entity should apply the amendments in this ASU using one of the following two methods: 1. Retrospectively to each prior reporting period presented with a possibility to elect certain practical expedients, or, 2. Retrospectively with the latter transition method, it also should provide certain additional disclosures.

For a public entity, the amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period (the first quarter of fiscal year 2017 for the Division). Early application is not permitted. The Division is in the process of assessing the impact, if any, of ASU 2014-09 on its combined financial statements.

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern ("ASU 2014-15"). ASU 2014-15 provide guidance on management’s responsibility in evaluating whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). ASU 2014-15 also provide guidance related to the required disclosures as a result of management evaluation.

The amendments in ASU 2014-15 are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Note 2

Relationship with PhotoMedex, Inc.:

The Division businesses were managed and operated in the normal course of business with other affiliates of PhotoMedex, Inc. Accordingly certain shared costs were allocated to the Division and reflected as expenses in the standalone combined financial statements. Management of PhotoMedex considered the allocation methodologies used to be reasonable and appropriate reflections of the historical PhotoMedex expenses attributable to the Division for purposes of the standalone combined financial statements of the Division; however, the expenses reflected in the combined financial statements may not be indicative of the actual expenses that would be have been incurred during the periods presented if the Division had operated as a separate, standalone entity. In addition, the expenses reflected in the combined financial statements may not be indicative of related expenses that will be incurred in the future.

Except for the foreign entities included in the Division, the Division’s cash management was part of PhotoMedex’s subsidiary; PhotoMedex Technology, Inc. PhotoMedex Technology Inc. has a centralized cash management and financing program for all divisions and/or segments. As cash was disbursed and received by PhotoMedex (through its subsidiary), it was accounted for by the Division through PhotoMedex’s net investment in the Division. All short and long-term debt requirements of the Division were financed by PhotoMedex.

F-11

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Note 3

Inventories:

	March 31, 2015	December 31, 2014
	(unaudited)
Raw materials and work-in-process	$2,116	$2,116
Finished goods	351	154
Total inventories	$2,467	$2,270

Work-in-process is immaterial given the typically short manufacturing cycle, and therefore is disclosed in conjunction with raw materials.

Note 4

Property and Equipment:

	March 31, 2015	December 31, 2014
	(unaudited)
Lasers-in-service	$20,617	$18,805
Equipment, computer hardware and software	238	228
Furniture and fixtures	336	331
Leasehold improvements	36	36
	21,227	19,400
Accumulated depreciation and amortization	(7,969)	(7,009)
Total property and equipment, net	$13,258	$12,391

Related depreciation and amortization expense was $972 and $674 for the three months ended March 31, 2015 and 2014, respectively.

Note 5

Patents and Licensed Technologies, net:

	March 31, 2015	December 31, 2014
	(unaudited)
Gross Amount	$8,600	$8,600

Accumulated amortization	(4,049)	(3,741)

Net Book Value	$4,551	$4,859

Related amortization expense was $308 for each of the three months ended March 31, 2015 and 2014.

Estimated amortization expense for amortizable patents and licensed technologies assets for the future periods is as follows:

Nine months of 2015	$922
2016	1,199
2017	490
2018	490
2019	490
Thereafter	960
Total	$4,551

F-12

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Note 6

Goodwill and Other Intangible Assets:

Goodwill that arose in connections with the prior period acquisition of businesses that are included in the operations of the Division, in the amount of $1,632, was allocated to the Division. Goodwill reflects the value or premium of the acquisition price in excess of the fair values assigned to specific tangible and intangible assets. Goodwill has an indefinite useful life and therefore is not amortized as an expense, but is reviewed annually for impairment of its fair value to the Division.

The Division has no accumulated impairment losses of goodwill related to the operations as of March 31, 2015.

Set forth below is a detailed listing of other definite-lived intangible assets:

	March 31, 2015			December 31, 2014
		(unaudited)
	Trademarks	Customer Relationships	Total	Trademarks	Customer Relationships	Total
Gross Amount	$2,100	$1,600	$3,700	$2,100	$1,600	$3,700

Accumulated amortization	(691)	(527)	(1,218)	(639)	(487)	(1,126)

Net Book Value	$1,409	$1,073	$2,482	$1,461	$1,113	$2,574

Related amortization expense was $92 for each of the three months ended March 31, 2015 and 2014. Customer Relationships embody the value to the Division of relationships the Division had formed with its customers. Tradename includes the names and various other trademarks associated with the Division products (e.g. “XTRAC” and “VTRAC”).

Estimated amortization expense for the above amortizable intangible assets for future periods is as follows:

Nine months of 2015	$278
2016	370
2017	370
2018	370
2019	370
Thereafter	724
Total	$2,482

Note 7

Accrued Compensation and related expenses:

	March 31, 2015	December 31, 2014
	(Unaudited)
Accrued payroll and related taxes	$164	$61
Accrued vacation	180	18
Accrued commissions and bonuses	248	329
Total accrued compensation and related expense	$592	$408

F-13

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Note 8

Other Accrued Liabilities:

	March 31, 2015	December 31, 2014
	(Unaudited)
Accrued warranty, current, see Note 1	$168	$136
Accrued sales and other taxes	281	257
Other accrued liabilities	52	9
Total other accrued liabilities	$501	$402

Note 9

Income Taxes:

Income tax expense (benefit) for the Division was determined based on the “separate return method” since the Division was included in the consolidated income tax return of PhotoMedex for the periods presented. Any resulting net deferred tax assets were evaluated for recoverability and, accordingly, a 100% valuation allowance was provided as it was more likely than not that all or some portion of the deferred tax asset will not be realized.

Note 10

Significant Customer Concentration:

For the three months ended March 31, 2015, revenues to the Company’s international master distributor (GlobalMed Technologies) were $1,525, or 20.4%, of total revenues for such period. For the three months ended March 31, 2014, revenues earned from GlobalMed Technologies were $1,511, or 24.9%, of total revenues for such period. At March 31, 2015, the accounts receivable balance from GlobalMed Technologies was $610, or 12.8%, of total net accounts receivable. At March 31, 2014, the accounts receivable balance from GlobalMed Technologies was $485, or 11.2%, of total net accounts receivable.

Note 11

Business Segment and Geographic Data:

The operating segments of the Division, which have been based upon the PhotoMedex’s management structure, products and services offered, markets served and types of customers, are as follows: The Physician Recurring segment derives its revenues from the XTRAC procedures performed by dermatologists and on the repair, maintenance and replacement parts on our various products. The Professional segment generates revenues from the sale of equipment, such as lasers. Management reviews financial information presented on an operating segment basis for the purposes of making certain operating decisions and assessing financial performance.

Unallocated operating expenses include costs that are not specific to a particular segment but are general to the group; included are expenses incurred for administrative and accounting staff, general liability and other insurance, professional fees and other similar corporate expenses. Interest and other financing income (expense), net is also not allocated to the operating segments. Unallocated assets include cash and cash equivalents, prepaid expenses and deposits.

F-14

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

The following tables reflect results of operations from our business segments for the periods indicated below:

	Three Months ended March 31, 2015 (Unaudited)
	PHYSICIAN RECURRING	PROFESSIONAL	TOTAL
Revenues	$5,828	$1,648	$7,476
Costs of revenues	2,149	1,115	3,264
Gross profit	3,679	533	4,212
Gross profit %	63.1%	32.3%	56.3%

Allocated operating expenses:
Engineering and product development	313	104	417
Selling and marketing expenses	4,074	127	4,201

Unallocated operating expenses	-	-	687
	4,387	231	5,305

(Loss) income from operations	(708)	302	(1,093)

Interest and other financing income, net	-	-	5

(Loss) income before taxes	$(708)	$302	$(1,088)

	Three Months ended March 31, 2014 (Unaudited)
	PHYSICIAN RECURRING	PROFESSIONAL	TOTAL
Revenues	$4,846	$1,215	$6,061
Costs of revenues	1,936	948	2,884
Gross profit	2,910	267	3,177
Gross profit %	60.0%	22.0%	52.4%

Allocated operating expenses:
Engineering and product development	253	78	331
Selling and marketing expenses	3,019	116	3,135

Unallocated operating expenses	-	-	1,079
	3,272	194	4,545

Income (loss) from operations	(362)	73	(1,368)

Interest and other financing income, net	-	-	-

(Loss) income before taxes	$(362)	$73	$(1,368)

F-15

XTRAC/VTRAC DIVISION (A CARVE-OUT OF PHOTOMEDEX INC.)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

For the three months ended March 31, 2015 and 2014, revenues by geographic area (determined by ship to locations) were as follows (Unaudited):

	Three Months Ended March 31,
	2015	2014
North America (only United States)	$5,547	$4,507
Asia Pacific [1]	1,694	1,357
Europe (including Israel)	235	189
South America	-	8
	$7,476	$6,061

[1] Japan	$36	$511

Note 12

Pending Transaction:

In May 2015, PhotoMedex entered into an asset purchase agreement with Mela Sciences Inc. to purchase the assets of the XTRAC/VTRAC division of PhotoMedex. The transaction is expected to be completed on May 29, 2015.

F-16